LIMITED POWER OF ATTORNEY

	The undersign, Nadine C. Smith, hereby
authorizes each of Jonathan D. Nelson, A. Glenn Patterson and Cloyce A. Talbott, as the undersign's attorney-in-fact, with full power of substitution, to execute in the name and on behalf of the undersign, and to file any and all Form 4s - Statement of Changes of Beneficial Ownership of Securities, and Form 5s - Annual Statement of Beneficial Ownership of Securities, required to be filed by the undersign with the Securities and Exchange Commission.

	   Executed this 22nd day of October, 2002.


									    /s/ Nadine C. Smith
									    Name: